UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2010

EXELIXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30235	04-3257395
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way

P.O. Box 511

South San Francisco, California 94083

(Address of Principal Executive Offices) (Zip Code)

(650) 837-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On November 12, 2010, the global license agreement entered into on October 8, 2010 between Exelixis, Inc. (“Exelixis”) and Bristol-Myers Squibb Company (“Bristol-Myers Squibb”) pursuant to which Exelixis has granted Bristol-Myers Squibb a license to its small-molecule TGR5 agonist program, including rights to the program’s lead compound, XL475, as well as potential backups (the “TGR5 License Agreement”), and Amendment No. 3 to the collaboration agreement between Exelixis and Bristol-Myers Squibb dated December 15, 2010 (the “2007 Cancer Collaboration Agreement”) entered into on October 8, 2010, pursuant to which Exelixis exercised its right to opt-out of further co-development of XL139, each became effective.

The TGR5 License Agreement and Amendment No 3 to the 2007 Cancer Collaboration Agreement, together with the collaboration agreement that Exelixis entered into with Bristol-Myers Squibb on October 8, 2010 with respect to ROR antagonists, provide that Bristol-Myers Squibb is required to pay Exelixis aggregate upfront cash payments of $60.0 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2010	EXELIXIS, INC.

/s/ James B. Bucher
Vice President, Corporate Legal Affairs and Secretary